UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective January 1, 2009, Post Properties, Inc. (the “Company”), and Post Apartment Homes, L.P. (the “Operating Partnership”) adopted new guidance in ASC Topic 810, “Consolidation” (previously SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”). The impact of this new guidance on the Company’s and the Operating Partnership’s financial condition, results of operations and cash flows is more fully discussed in the Company’s and Operating Partnership’s Form 10-Q for the quarterly period ended September 30, 2009. The adoption of this new guidance did not have a material impact on the Company’s or the Operating Partnership’s financial condition, results of operations or cash flows. However, it did impact the presentation and disclosure of noncontrolling (minority) interests in the Company’s consolidated financial statements and noncontrolling (minority) interests and redeemable common units in the Operating Partnership’s consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of the new guidance, the Company and the Operating Partnership will be required to reflect the change in presentation and disclosure for all periods presented in future filings.

The principal effect on the prior year balance sheets of the Company related to the adoption of the new guidance is summarized as follows:

	December 31,
	2008	2007

Equity, as previously reported	$987,630	$1,058,505
Increase (decrease) for reclass of non-controlling interest	8,220	(2,182)

Equity, as adjusted	$995,850	$1,056,323

Additionally, the adoption of the new guidance had the effect of reclassifying earnings attributable to non-controlling interest in the Company’s consolidated statement of operations from components of income from continuing operations, discontinued operations and net income (loss) to new separate line items. The new guidance also requires a new separate caption for net income attributable to common shareholders (before preferred dividend requirements) be presented in the consolidated statement of income. Thus, after adoption of the new guidance, the Company’s income from continuing operations will increase (decrease) by $(324), $3,204 and $492 for the years ended December 31, 2008, 2007 and 2006, respectively, and the Company’s income from discontinued operations will increase by $606, $1,046 and $1,582 for the years ended December 31, 2008, 2007 and 2006, respectively, resulting in an increase to net income (loss) of $282, $4,250 and $2,074 for the years ended December 31, 2008, 2007 and 2006, respectively. Net income available to common shareholders (before preferred dividend requirements) will be equal to net income as previously reported prior to the adoption of the new guidance.

The principal effect on the prior year balance sheets of the Operating Partnership related to the adoption of the new guidance is summarized as follows:

	December 31,
	2008	2007

Equity, as previously reported	$992,040	$1,068,859
Increase for reclass of non-controlling interest	8,220	3,972
Decrease for reclass of redeemable common units	(4,410)	(16,508)

Equity, as adjusted	$995,850	$1,056,323

Additionally, the adoption of the new guidance had the effect of reclassifying earnings attributable to non-controlling interest in the Operating Partnership’s consolidated statement of operations from components of income from continuing operations, discontinued operations and net income (loss) to new separate line items. The new guidance also requires a new separate caption for net income attributable to common unitholders (before preferred distribution requirements) be presented in the Operating Partnership’s consolidated statement of income. Thus, after adoption of the new guidance, the Operating Partnership’s income from continuing operations will increase by $395, $1,857 and $257 for the years ended December 31, 2008, 2007 and 2006, respectively, resulting in an increase to net income (loss) of $395, $1,857 and $257 for the years ended December 31, 2008, 2007 and 2006, respectively. Net income available to common unitholders (before preferred distribution requirements) will be equal to net income as previously reported prior to the adoption of the new guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009

POST PROPERTIES, INC.

By:	/s/ DAVID P. STOCKERT
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ DAVID P. STOCKERT
David P. Stockert
President and Chief Executive Officer

5